EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                    INVESTOR/MEDIA CONTACT:
                                                            DEBORAH LOEB BOHREN
                                                                    212-476-3552


WELLCHOICE, INC. REPORTS FIRST QUARTER 2003 RESULTS

o    FIRST QUARTER NET INCOME OF $47.7 MILLION OR $0.57 PER SHARE

o COMMERCIAL MANAGED CARE MEMBERSHIP, EXCLUDING NYS AND NYC PPO, INCREASED 12.9% DURING THE FIRST QUARTER

o MEDICAL LOSS RATIO IMPROVES 150 BASIS POINTS TO 85.7% COMPARED TO 1ST QUARTER 2002

o    CONFIRMS 2003 EARNINGS GUIDANCE

New York, NY (April 24, 2003) - WellChoice, Inc. (NYSE: WC) today reported results for the first quarter 2003.

REPORTED RESULTS
WellChoice today reported net income of $47.7 million for the three months ended March 31, 2003, or $0.57 per share.

"We are very pleased with our solid first quarter performance. While we executed soundly on strategy on all the fundamentals of our business, we were particularly pleased with our self-funded, commercial managed care membership growth and improved underwriting performance," said Michael A. Stocker, MD, president and chief executive officer of WellChoice. "We are confident that our momentum will continue."

"We continue to see moderate claims trends combined with strong commercial managed care growth," said John W. Remshard, senior vice president and chief financial officer at WellChoice. "In addition, we were able to control expenses despite incurring additional premium and sales and use taxes as a result of the for-profit conversion. The first quarter demonstrates that we are executing on plan for 2003."

Compared to the December 31, 2002, enrollment in commercial managed care products (excluding New York State and New York City PPO membership) increased by 12.9% as of March 31, 2003. Membership in all commercial managed care products, including New York State and New York City PPO membership, increased by 7.3% to 4,083,000 since December 31, 2002. Membership in the other insurance products and services segment, which includes indemnity and individual products, declined by 8.2%, since year-end 2002, consistent with the market shift to managed care. Self-funded membership grew 12.9% to 1,748,000 million since year-end and now accounts for 36.3% of overall membership. Total membership was
4.8 million as of March 31, 2003, an increase of 4.6% since December 31, 2002.

Total revenues for the first quarter 2003 were $1.29 billion compared to $1.28 billion in the first quarter last year. Service fees increased $14.3 million to $108.9 million. Insured premiums were $1.17 billion compared to $1.16 billion in the first quarter last year. Premium yield (i.e., the change in per member per month premium) improved by 10.5% for commercial managed care products excluding the New York State and New York City PPO accounts.

The increase in premium yield, combined with moderate claims trends, significantly benefited the overall medical loss ratio, which declined 150 basis points to 85.7% for first quarter 2003 from 87.2% for the first quarter last year.

Compared to the prior year first quarter, administrative expense increased by $18.1 million to $209.8 million for the first quarter 2003. Administrative expenses in the first quarter 2003 included $10.6 million in premium and sales and use taxes compared to $800,000 in the prior year first quarter, which was prior to the Company's conversion to a for-profit corporation.

Cash flow from operating activities was $125.3 million in first quarter 2003. The strong cash flow was the result of good operating results, increases in amounts held for group and other contract liabilities and the timing of self-funded customer claim reimbursements.

The Company experienced positive prior period reserve development of $11.7 million for the first quarter 2003 for its prospectively rated business. Days claims payable decreased by 0.7 days to 52.2 days in the quarter ended March 31, 2003, from 52.9 days in the quarter ended December 31, 2002. Days claims payable equals the claim reserves held at the end of the period divided by the daily claims incurred during that period. The reserve releases in the Company's prospectively rated book of business were responsible for two-tenths of a day of the decline. The balance of the decrease was primarily due to lower reserves held for retrospectively rated books of business which do not impact financial results.

EARNINGS OUTLOOK
WellChoice confirms its previous guidance for 2003 earnings to be in the range of $2.17 to $2.22 per share, based on 83.5 million shares outstanding. For the second quarter 2003 WellChoice expects earnings to be in the range of $0.53 to $0.57 per share.

                                       ***

ABOUT WELLCHOICE, INC.
WellChoice, Inc. is the largest health insurance company in the State of New York based on PPO and HMO membership. The Company has the exclusive right to use the Blue Cross and Blue Shield names and marks in 10 downstate New York counties and one or both of these names and marks in selected counties in upstate New York. WellChoice offers a broad portfolio of products, including managed care and traditional indemnity products, and has a broad customer base including large group, middle-market and small group, individual and national accounts. Additional information on WellChoice can be found at www.wellchoice.com.

CONFERENCE CALL AND WEBCAST
The Company will host a conference call and webcast today at 5:30 PM (EST) to review these results, as well as to discuss the outlook for the balance of 2003. The live audio webcast is available on WellChoice's Web site at www.wellchoice.com under Investors. A transcript of the conference call, along with other relevant information, will also be available on the site.

The conference call can be accessed domestically by dialing 1-800-784-3697. Inter-national participants dial 1-706-643-1656. Please ask for reference number 9198681, 10 minutes prior to the start of the call. An audio replay of the call will be available from April 24 through the end of the day May 1. To access the replay, please dial 1-800-642-1687 and enter reference number 9198681. International callers can access the replay by dialing 1-706-645-9291 and enter reference number 9198681.


Cautionary Statements

Some of the information contained in this press release is forward-looking, including statements relating to future financial or business results. Forward-looking information is based on management's estimates, assumptions and projections and is subject to significant uncertainties and other factors, many of which are beyond the Company's control. Important risk factors could cause future results to differ materially from those estimated by management. Those risks and uncertainties include but are not limited to: the Company's ability to accurately predict health care costs and to manage those costs through underwriting criteria, quality initiatives and medical management, product design and negotiation of favorable provider reimbursement rates; the Company's ability to maintain or increase the Company's premium rates; possible reductions in enrollment in the Company's health insurance programs or changes in membership mix; regional concentration of the Company's business; and the impact of health care reform and other regulatory matters; and the outcome of litigation. For a more detailed discussion of these and other important factors that may materially affect WellChoice, please see the Company's filings with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in its Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, to be filed with the Commission.

EXHIBIT A

                                                                WELLCHOICE, INC.
                                                                   MEMBERSHIP
                                                                                 MARCH 31,                      DECEMBER 31,
                                                                  ---------------------------------------   ------------------------
                                                                         2003                   2002                       2002
(In thousands)                                                           ----                   ----                       ----
PRODUCTS AND SERVICES:
----------------------
  COMMERCIAL MANAGED CARE:
    GROUP PPO, HMO, EPO AND OTHER(1)(2)                                 2,280                  1,908                      2,019
    NEW YORK CITY AND NEW YORK STATE PPO                                1,803                  1,780                      1,786
                                                                  -----------            -----------                -----------
    TOTAL COMMERCIAL MANAGED CARE                                       4,083                  3,688                      3,805
  OTHER INSURANCE PRODUCTS AND SERVICES:
    INDEMNITY                                                             505                    781                       567
    INDIVIDUAL                                                            232                    259                       236
                                                                  -----------            -----------                -----------
    TOTAL OTHER INSURANCE PRODUCTS AND SERVICES                           737                  1,040                       803
                                                                  -----------            -----------                -----------
    OVERALL TOTAL                                                       4,820                  4,728                     4,608
                                                                  ===========            ===========                ===========

CUSTOMERS:
----------
    LARGE GROUP                                                         2,919                  2,913                      2,903
    SMALL GROUP AND MIDDLE MARKET                                         410                    400                        394
    INDIVIDUALS                                                           284                    317                        290
    NATIONAL ACCOUNTS                                                   1,207                  1,098                      1,021
                                                                  -----------            -----------                -----------
    OVERALL TOTAL                                                       4,820                  4,728                      4,608
                                                                  ===========            ===========                ===========

FUNDING TYPE:
-------------
  COMMERCIAL MANAGED CARE:
    INSURED                                                             2,623                  2,629                      2,597
    SELF-FUNDED                                                         1,460                  1,059                      1,208
                                                                  -----------            -----------                -----------
    TOTAL COMMERCIAL MANAGED CARE                                       4,083                  3,688                      3,805
  OTHER INSURANCE PRODUCTS AND SERVICES:
    INSURED                                                               449                    678                        463
    SELF-FUNDED                                                           288                    362                        340
                                                                  -----------            -----------                -----------
    TOTAL OTHER INSURANCE PRODUCTS AND SERVICES                           737                  1,040                        803
    OVERALL TOTAL                                                       4,820                  4,728                      4,608
                                                                  ===========            ===========                ===========


(1) OUR HMO PRODUCT INCLUDES MEDICARE+CHOICE. AS OF MARCH 31, 2003, MARCH 31, 2002 AND DECEMBER 31, 2002, WE HAD APPROXIMATELY 53,000, 58,000 AND 55,000 MEMBERS, RESPECTIVELY, ENROLLED IN MEDICARE+CHOICE.

(2)  "OTHER" PRINCIPALLY CONSISTS OF OUR MEMBERS ENROLLED IN DENTAL ONLY
     COVERAGE.

EXHIBIT B

                                                   WELLCHOICE INC.
                                          CONSOLIDATED STATEMENTS OF INCOME
                                                     (UNAUDITED)

                                                                                    THREE MONTHS ENDED MARCH 31,
                                                                                       2003               2002
                                                                                       ----               ----
($ in millions, except share and per share)
REVENUE:
    PREMIUMS EARNED                                                                       $1,166.6           $1,155.9
    ADMINISTRATIVE SERVICE FEES                                                              108.9               94.6
    INVESTMENT INCOME, NET                                                                    16.5               16.5
    OTHER INCOME, NET                                                                          0.1               13.1
                                                                                       -----------        -----------
TOTAL REVENUE                                                                              1,292.1            1,280.1

EXPENSES:

    COST OF BENEFITS PROVIDED                                                                999.3            1,008.4
    ADMINISTRATIVE EXPENSES                                                                  209.8              191.7
    CONVERSION AND IPO EXPENSES                                                                0.0                0.3
                                                                                       -----------        -----------
TOTAL EXPENSES                                                                             1,209.1            1,200.4
INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                                                                       83.0               79.7
INCOME TAX EXPENSE                                                                            35.3                0.0
                                                                                       -----------        -----------
INCOME FROM CONTINUING OPERATIONS                                                             47.7               79.7
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX OF $0.                                           0.0                1.1
                                                                                       -----------        -----------
NET INCOME                                                                                   $47.7              $78.6
                                                                                       ===========        ===========
BASIC AND DILUTED NET INCOME PER COMMON SHARE
                                                                                             $0.57                N/A
SHARES USED TO COMPUTE INCOME PER COMMON SHARE, BASED
   ON WEIGHTED AVERAGE SHARES OUTSTANDING JANUARY 1,
   2003 TO MARCH 31, 2003                                                               83,490,478
ADDITIONAL DATA:
  MEDICAL LOSS RATIO (1)                                                                      85.7%              87.2%
  ADMINISTRATIVE EXPENSE RATIO (2)                                                            16.4%              15.4%
  ADMINISTRATIVE EXPENSE RATIO - PREMIUM
      EQUIVALENT BASIS (3)                                                                    11.0%              10.9%


(1) MEDICAL LOSS RATIO REPRESENTS COST OF BENEFITS PROVIDED AS A PERCENTAGE OF PREMIUMS EARNED.

(2) ADMINISTRATIVE EXPENSE RATIO REPRESENTS ADMINISTRATIVE AND CONVERSION AND IPO EXPENSES AS A PERCENTAGE OF PREMIUMS EARNED AND ADMINISTRATIVE SERVICE FEES.

(3) PREMIUM EQUIVALENTS ARE OBTAINED BY ADDING TO OUR ADMINISTRATIVE SERVICE FEES THE AMOUNT OF PAID CLAIMS ATTRIBUTABLE TO OUR SELF-FUNDED HEALTH BUSINESS PURSUANT TO WHICH WE PROVIDE A RANGE OF CUSTOMER SERVICES, INCLUDING CLAIMS ADMINISTRATION AND BILLING AND MEMBERSHIP SERVICES. PAID CLAIMS ATTRIBUTABLE TO OUR SELF-FUNDED HEALTH BUSINESS WAS $639.1 MILLION AND $517.2 MILLION FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002, RESPECTIVELY. ADMINISTRATIVE EXPENSE RATIO--PREMIUM EQUIVALENT BASIS IS DETERMINED BY DIVIDING ADMINISTRATIVE AND CONVERSION AND IPO EXPENSES BY PREMIUM EQUIVALENTS PLUS PREMIUMS EARNED FOR THE RELEVANT PERIODS. WE PRESENT THE ADMINISTRATIVE EXPENSE RATIO ON A PREMIUM EQUIVALENT BASIS BECAUSE THAT RATIO ENABLES US TO MEASURE ADMINISTRATIVE EXPENSES RELATIVE TO THE ENTIRE VOLUME OF INSURED AND SELF-FUNDED BUSINESS AND IS COMMONLY USED IN THE HEALTH INSURANCE INDUSTRY AND BY INVESTORS TO COMPARE OPERATING EFFICIENCY AMONG COMPANIES.

EXHIBIT C
                                WELLCHOICE, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                 MARCH 31,              DEC 31,
                                                                                   2003                  2002
                                                                                   ----                  ----
($ in millions, except share and per share data)                                (UNAUDITED)
ASSETS
   INVESTMENTS:
      FIXED MATURITIES, AT FAIR VALUE (AMORTIZED COST: $1,029.5 AND $846.6)            $1,042.0            $863.3
      MARKETABLE EQUITY SECURITIES, AT FAIR VALUE (COST: $47.0 AND $47.0)                  44.4              44.6
      SHORT-TERM INVESTMENTS                                                              184.0             359.5
      OTHER LONG-TERM EQUITY INVESTMENTS                                                   29.5              28.2
                                                                                      ---------         ---------
   TOTAL INVESTMENTS                                                                    1,299.9           1,295.6
   CASH AND CASH EQUIVALENTS                                                              610.8             487.4
                                                                                      ---------         ---------
   TOTAL INVESTMENTS AND CASH AND CASH EQUIVALENTS                                      1,910.7           1,783.0
   RECEIVABLES:
      BILLED PREMIUMS, NET                                                                113.6             111.1
      ACCRUED PREMIUMS                                                                    254.7             247.7
      OTHER AMOUNTS DUE FROM CUSTOMERS, NET                                                72.5              94.5
      MISCELLANEOUS, NET                                                                   69.4              92.6
                                                                                      ---------         ---------
   TOTAL RECEIVABLES                                                                      510.2             545.9
   PROPERTY, EQUIPMENT AND INFORMATION SYSTEMS, NET                                        98.9             100.8
   DEFERRED TAXES, NET                                                                    271.4             269.0
   OTHER                                                                                   77.9              78.8
                                                                                      ---------         ---------
   TOTAL ASSETS                                                                        $2,869.1          $2,777.5
LIABILITIES AND STOCKHOLDERS' EQUITY
   LIABILITIES:
      UNPAID CLAIMS AND CLAIMS ADJUSTMENT EXPENSE                                        $579.5            $559.9
      UNEARNED PREMIUM INCOME                                                             105.8             127.5
      ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                               118.7             111.9
      GROUP AND OTHER CONTRACT LIABILITIES                                                305.7             250.6
      OTHER                                                                               478.1             491.3
                                                                                      ---------         ---------
  TOTAL LIABILITIES                                                                     1,587.8           1,541.2
STOCKHOLDERS' EQUITY:
   COMMON STOCK, $0.01 PER SHARE VALUE, 225,000,000 SHARES                                  0.8               0.8
      AUTHORIZED; 83,490,477 SHARES ISSUED AND OUTSTANDING
   CLASS B COMMON STOCK, $0.01 PER SHARE VALUE, ONE SHARE
      AUTHORIZED; ONE SHARE ISSUED AND OUTSTANDING
   PREFERRED STOCK, $.01 PER SHARE VALUE, 25,000,000 SHARES
      AUTHORIZED; NONE ISSUED AND OUTSTANDING
   ADDITIONAL PAID IN CAPITAL                                                           1,255.6           1,255.6
   RETAINED EARNINGS (DEFICIT)                                                                              (38.5)
                                                                                            9.2
   ACCUMULATED OTHER COMPREHENSIVE INCOME                                                  15.7              18.4
                                                                                      ---------         ---------
TOTAL STOCKHOLDERS' EQUITY                                                              1,281.3           1,236.3
                                                                                      ---------         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $2,869.1          $2,777.5
                                                                                      =========         =========


EXHIBIT D
                                WELLCHOICE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                          THREE MONTHS ENDED
                                                                                             MARCH  31,
                                                                                      2003                  2002
                                                                                      ----                  ----
($ in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
     NET INCOME                                                                      $47.7                 $78.6

     ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY
           OPERATING ACTIVITIES:
         DEPRECIATION AND AMORTIZATION                                                 9.0                   7.8
         DEFERRED INCOME TAX BENEFIT                                                  (1.0)                (14.4)
         OTHER                                                                        (5.1)                 (2.7)
         NET CHANGE IN ASSETS AND LIABILITIES                                         74.7                 (32.9)
                                                                                   --------              --------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                       125.3                  36.4


CASH FLOWS FROM INVESTING ACTIVITIES:
     PURCHASES OF PROPERTY, EQUIPMENT AND INFORMATION SYSTEMS                         (7.3)                 (8.6)
     PROCEEDS FROM SALE OF PROPERTY, EQUIPMENT AND INFORMATION SYSTEMS                 0.2                   -
     PURCHASES OF AVAILABLE FOR SALE INVESTMENTS                                    (503.1)               (406.2)
     PROCEEDS FROM SALES AND MATURITIES OF AVAILABLE FOR SALE INVESTMENTS            509.1                 298.8
                                                                                   --------              --------
     NET CASH USED IN INVESTING ACTIVITIES                                            (1.1)               (116.0)


CASH FLOWS FROM FINANCING ACTIVITIES:
     DECREASE IN CAPITAL LEASE OBLIGATIONS                                            (0.8)                 (0.6)
                                                                                   --------              --------
     NET CASH USED IN FINANCING ACTIVITIES                                            (0.8)                 (0.6)
NET CHANGE IN CASH AND CASH EQUIVALENTS                                              123.4                 (80.2)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                     487.4                 408.6
                                                                                   --------              --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                          $610.8                $328.4
                                                                                   ========              ========


EXHIBIT E
                                WELLCHOICE, INC.
                            SEGMENT OPERATING RESULTS
                                   (UNAUDITED)


 ($ IN MILLIONS)                                THREE MONTHS ENDED
                                                     MARCH 31,

                                                                                           2003             2002
                                                                                        ---------        ---------
                      COMMERCIAL MANAGED CARE:
                      TOTAL REVENUE                                                    $  1,042.2        $   980.6
                      INCOME FROM CONTINUING OPERATIONS BEFORE
                          INCOME TAX EXPENSE                                           $     78.7        $    69.4
                      MEDICAL LOSS RATIO:
                             COMMERCIAL MANAGED CARE TOTAL (1)                               85.4%            87.3%
                             COMMERCIAL MANAGED CARE, EXCLUDING NEW YORK CITY AND
                                 NEW YORK STATE PPO(1)(2)                                    82.0%            83.5%
                      ADMINISTRATIVE EXPENSE RATIO (3)                                       13.9%            12.3%
                      ADMINISTRATIVE EXPENSE RATIO - PREMIUM EQUIVALENT BASIS (4)             9.4%             9.0%

                      OTHER INSURANCE PRODUCTS AND SERVICES:
                      TOTAL REVENUE                                                    $     249.9        $   299.5
                      INCOME FROM CONTINUING OPERATIONS BEFORE
                          INCOME TAX EXPENSE                                           $       4.3        $    10.3
                      MEDICAL LOSS RATIO (1)                                                  86.9%            87.1%
                      ADMINISTRATIVE EXPENSE RATIO (3)                                        27.2%            25.4%
                      ADMINISTRATIVE EXPENSE RATIO - PREMIUM EQUIVALENT BASIS (4)             17.2%            16.1%


(1) MEDICAL LOSS RATIO REPRESENTS COST OF BENEFITS PROVIDED AS A PERCENTAGE OF PREMIUMS EARNED.

(2) WE PRESENT COMMERCIAL MANAGED CARE MEDICAL LOSS RATIO, EXCLUDING NEW YORK CITY AND NEW YORK STATE PPO BECAUSE THESE ACCOUNTS DIFFER FROM OUR STANDARD PPO PRODUCT IN THAT THEY ARE HOSPITAL-ONLY ACCOUNTS WHICH HAVE LOWER PREMIUMS RELATIVE TO ADMINISTRATIVE EXPENSE AND ARE RETROSPECTIVELY RATED WITH A GUARANTEED ADMINISTRATIVE SERVICE FEE. THE SIZE OF THESE ACCOUNTS DISTORTS OUR PERFORMANCE WHEN THE TOTAL MEDICAL LOSS RATIOS ARE PRESENTED AND ARE THEREFORE EXCLUDED TO ALLOW FOR A COMPARISON AMONG OTHER COMPANIES.

(3) ADMINISTRATIVE EXPENSE RATIO REPRESENTS ADMINISTRATIVE AND CONVERSION AND IPO EXPENSES AS A PERCENTAGE OF PREMIUMS EARNED AND ADMINISTRATIVE SERVICE FEES.

(4) PREMIUM EQUIVALENTS ARE OBTAINED BY ADDING TO OUR ADMINISTRATIVE SERVICE FEES THE AMOUNT OF PAID CLAIMS ATTRIBUTABLE TO OUR SELF-FUNDED HEALTH BUSINESS PURSUANT TO WHICH WE PROVIDE A RANGE OF CUSTOMER SERVICES, INCLUDING CLAIMS ADMINISTRATION AND BILLING AND MEMBERSHIP SERVICES. PAID CLAIMS ATTRIBUTABLE TO OUR SELF-FUNDED COMMERCIAL MANAGED CARE BUSINESS WAS $496.4 MILLION AND $347.9 MILLION FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002, RESPECTIVELY. PAID CLAIMS ATTRIBUTABLE TO OUR SELF-FUNDED OTHER INSURANCE PRODUCTS AND SERVICES BUSINESS WAS $142.7 MILLION AND $169.3 MILLION FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002, RESPECTIVELY. ADMINISTRATIVE EXPENSE RATIO--PREMIUM EQUIVALENT BASIS IS DETERMINED BY DIVIDING ADMINISTRATIVE AND CONVERSION AND IPO EXPENSES BY PREMIUM EQUIVALENTS PLUS PREMIUMS EARNED FOR THE RELEVANT PERIODS. WE PRESENT THE ADMINISTRATIVE EXPENSE RATIO ON A PREMIUM EQUIVALENT BASIS BECAUSE THAT RATIO ENABLES US TO MEASURE ADMINISTRATIVE EXPENSES RELATIVE TO THE ENTIRE VOLUME OF INSURED AND SELF-FUNDED BUSINESS AND IS COMMONLY USED IN THE HEALTH INSURANCE INDUSTRY AND BY INVESTORS TO COMPARE OPERATING EFFICIENCY AMONG COMPANIES.